Exhibit 99.1

AIM ImmunoTech Announces Addition of Single-Agent Ampligen Arm to Cancer Center’s

Ongoing Study in Cancer Patients with COVID-19

OCALA, Fla. – March 22, 2021 – AIM ImmunoTech Inc. (NYSE American: AIM) today announced that the Institutional Review Board (IRB) of Roswell Park Comprehensive Cancer Center (Roswell Park) has approved a protocol amendment to Roswell Park’s ongoing Phase 1/2a study evaluating the two-drug combination of AIM’s Ampligen and interferon alpha-2b as a potential early-onset treatment for patients with cancer and mild-to-moderate COVID-19.

The IRB-approved amendment calls for randomization of an additional twenty patients. Ten of these patients will receive a single dose of Ampligen, but no interferon treatment, and the other ten will receive best available care only. Ampligen alone has a generally well-tolerated safety profile with lower risk of adverse events than is generally expected with interferon therapy.

“We are excited to see Ampligen tested not only as part of an antiviral treatment combination for COVID-19 among cancer patients, but also as a possible standalone therapy for this terrible virus,” said AIM CEO Thomas K. Equels. “An early-onset treatment is especially critical for cancer patients, who face significantly increased risk of severe symptoms or death.”

AIM previously announced in November 2020 that the first patient had been enrolled and received treatment in Roswell Park’s study. Funding for the clinical trial is provided, in part, through grants from the National Cancer Institute and AIM, as well as institutional support from Roswell Park.

Full details about this trial under way at Roswell Park, led by co-Principal Investigators Drs. Brahm Segal and Pawel Kalinski, are available at ClinicalTrials.gov.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, including COVID-19, the disease caused by the SARS-CoV-2 virus.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. For example, significant additional testing and trials will be required to determine whether Ampligen will be effective in the treatment of COVID-19 in humans and no assurance can be given that it will be the case. In this regard, the Roswell Park Clinical Trial Agreement is one of the first steps and no assurance can be given as to whether the Roswell Park trial and/or subsequent trials will prove successful. Some of the world’s largest pharmaceutical companies are racing to find a treatment for COVID-19. Even if Ampligen proves effective in combating the virus, no assurance can be given that our actions toward proving this will be given first priority or that, even if Ampligen proves effective, another treatment that eventually proves effective will not make our efforts ultimately unproductive. No assurance can be given that future studies will not result in findings that are different from those reported in studies the Company is relying on. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. The Company cannot assure that its potential foreign operations will not be adversely affected by these risks. With regard to the Company’s activities with Ampligen generally, no assurance can be given as to whether current or planned trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, the Company cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Any forward-looking statements set forth herein speak only as of the date of this press release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. The information found on the Company’s website is not incorporated by reference herein and is included for reference purposes only.

Contacts:

Crescendo Communications, LLC
Phone: 212-671-1021
Email: aim@crescendo-ir.com

AIM ImmunoTech Inc
Phone: 800-778-4042
Email: IR@aimimmuno.com